SCHEDULE 14A

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Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Dr. Alexander J. Denner

Dr. Richard Mulligan

Professor Lucian A. Bebchuk

Dr. Eric J. Ende

Mayu Sris

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II L.P.

Icahn Partners Master Fund III L.P.

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Onshore LP

Icahn Offshore LP

Icahn Capital L.P.

IPH GP LLC

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Beckton Corp.

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ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.

Dear Forest Labs Stockholder,

We share a deep, common interest: identifying the best path forward for Forest Laboratories. The company is at a critical juncture: (1) Lexapro and Namenda patent expirations likely to significantly reduce revenue and profits; (2) Company’s response to US government action to exclude CEO and Chairman Howard Solomon from doing business with federal health programs reveals corporate governance failures and (3) lack of adequate succession planning. The current board lacks the independence, objectivity and experience to address successfully these challenges. Additionally, the current board’s track record doesn’t inspire confidence as they have presided over a loss of ~$17B in market capitalization since March 2004 while paying ~$60M to the CEO and Chairman. Furthermore, Howard Solomon has sold ~$500M of stock at prices higher than today’s prices, decreasing his investment in Forest Labs by over ~75%. We believe all these factors make it abundantly clear that change is necessary at Forest Labs.

The four Icahn nominees have the necessary independence, objectivity and experience to help fix the problems at Forest Labs. Alex Denner and Richard Mulligan have both served as directors at Biogen Idec and ImClone Systems where they acquired significant operational experience helping fix problems at both companies, leading to returns of 102% and 97%, respectively, from the date of their election to the board. Eric Ende served as a director at Genzyme where he helped cut spending and examine licensing opportunities, leading to a return of 62% in the 10 months he was on the board. Lucian Bebchuk is a world renowned corporate governance expert and professor at Harvard Law School, making him uniquely qualified to help improve flawed governance and compensation provisions.

Forest Labs is at a critical juncture and change is needed at the board in order for the company to succeed. The four Icahn nominees will help deliver the necessary change to take Forest Labs into the future. Please support the Icahn nominees and vote the Gold Card!

We have included herewith a presentation outlining why we believe the Icahn nominees will help fix Forest Labs. Note that if elected, the Icahn nominees will be a minority of the directors and will not alone be able to adopt resolutions. However, the Icahn nominees expect to be able to actively engage other Board members in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with Board members, the Icahn nominees believe they can together effect positive change at the Company.

Sincerely,

The Icahn Group

ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL-FREE: (800) 697-6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269-5550.

FIX FOREST LABORATORIES Elect the Icabn Nominees… Vote The Gold card! Vote For a Positive Change at Forest Laboratories Support the Icahn Nominees on the GOLD Proxy card August 5, 2011

Special note regarding this presentation This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although we believe that the data is reliable, we do not guarantee the accuracy or completeness of this information and have not independently verified any such information. We have not sought, nor have we received, permission from any third-party to include their information in this presentation. Many of the statements in this presentation reflect our subjective belief. Although we have reviewed and analyzed the information that has informed our opinions, we do not guarantee the accuracy of any such beliefs. Sections of this presentation refer to the experience of our nominees for director at Forest Laboratories during their tenure as directors of Biogen Idec, ImClone Systems Inc., Genzyme Corporation, Amylin Pharmaceuticals, and Enzon Pharmaceuticals. We believe their experience at these companies was a success and resulted in an increase in shareholder value that benefited all shareholders. However, their success at these companies is not necessarily indicative of future results at Forest Laboratories if our nominees were to be elected to the Forest Laboratories Board of Directors. All stockholders of Forest Laboratories are advised to read the definitive proxy statement, the gold proxy card and other documents related to the solicitation of proxies by the Participants from the stockholders of Forest Laboratories for use at the 2011 annual meeting of stockholders of Forest Laboratories because they contain important information. The definitive proxy statement and form of proxy along with other relevant documents are available at no charge on the SEC’s website at http://www.sec.gov or by contacting D.F. King & Co., Inc. by telephone at the following numbers: Stockholders call toll-free: (800) 697-6975 and Banks and Brokerage Firms call: (212) 269-5550. In addition, the Participants will provide copies of the definitive proxy statement without charge upon request. Information relating to the Participants is contained in the definitive Schedule 14A filed by the Participants with the SEC on July 19, 2011.

Icahn nominees can help fix Forest Labs

•Icahn nominees Denner, Mulligan, Bebchuk and Ende have the relevant abilities, experience base and required independence to help Forest Labs navigate imminent challenges •Proven track record of enhancing value at other companies facing similar challenges -Denner and Mulligan had significant experience optimizing and improving operations, partner relations, product pipeline, culture and legal issues at ImClone Systems -Denner and Mulligan collaborating with existing board members at Biogen Idec to help drive management changes, margin expansion -Bebchuk has significant governance, compensation, and legal expertise that would contribute to improving governance and compensation arrangements, developing a succession plan, and overseeing the company’s compliance programs -Ende worked with existing Genzyme board members to optimize cost structure, implement risk management program and conduct business unit and licensing candidate reviews focused on ROI

Electing Denner, Mulligan, Bebchuk and Ende will benefit all Forest Labs shareholders! 1

Denner, Mulligan’s experiences at ImClone Systems and Biogen Idec will benefit Forest

Issue at Forest Labs

Potential Solution

Relevant Experience

Lack of adequate succession plan Help drive adoption of a • At Biogen, partnered with existing succession plan board members to make management team changes

• At ImClone, had 7 direct senior reports, restructured organizational chart to change personnel and reporting responsibilities Negative operating leverage due to Evaluate Forest Labs for areas of • At Biogen, helped empower looming patent expirations potential cost reduction and/or management to examine cost reallocation of spending structure, leading to margin expansion and FCF growth

• At ImClone, optimized cost structure, leading to margin expansion and FCF growth Myriad legal and regulatory issues Initiation and proper execution of • At ImClone, settled significant with multiple US government comprehensive company-wide litigation including Yeda, Abbott and authorities Risk Management Program Repligen, removing substantial overhang from company valuation Lack of focus in therapeutic areas Evaluate each business unit for • At ImClone, conducted top down potential divestiture or spin-off review of pipeline, increasing and re-allocation of resulting investments in promising candidates capital to retained units while cancelling other programs with poor ROI

2

Bebchuk’s background and experiences make him uniquely qualified to contribute at Forest

Issue at Forest Labs Potential Solution Relevant Experience

Lack of adequate succession plan Place Bebchuk on Nominating • Heads the Harvard Law School Program and Governance Committee on Corporate Governance Nomination processes produced (currently has vacancy) • Renowned authority on governance board lacking objectivity and to help the adoption of a provisions and processes, advised independence succession plan, improve publicly traded firms and law firms nomination processes, and Lead director not independent by strengthen role for the lead • Member of Corporate Governance, ISS standards and lacks sufficient director Nomination and Remuneration power Committee at Norilsk Nickel Myriad legal and regulatory issues Place Bebchuk on the Board • Legal expertise as a Harvard Law School with multiple US government Compliance Committee to help professor authorities the board’s oversight of the • Prepared a report for Pfizer’s company’s handling of the independent directors evaluating the legal/regulatory issues and its directors’ compliance-related choices development of a company- during a six-year period wide Risk Management Program

Flawed pay arrangements, Place Bebchuk on • Bebchuk served as adviser to allowing the CEO and two other Compensation Committee compensation czar Kenneth Feinberg in top executives to unwind equity (currently has vacancy) overseeing re-design of pay incentives quickly and failing to to contribute to improved arrangements at major US firms tie bonus compensation to design of pay arrangements • A leading authority on compensation performance that would place adequate design, has done substantial work on limits on unwinding equity how to tie pay to performance and to incentives and tie pay to provide executives with incentives to performance focus on long-term value creation (see, e.g., “Paying for Long-Term Performance”. University of Pennsylvania Law Review, 2010 (with Fried))

3

Ende will add value to Forest Labs, building upon highly relevant experience at Genzyme

Issue at Forest Labs Potential Solution Relevant GENZ Experience

Entrenched board of directors Hold Forest Labs management and • Board contained many long-standing lacking independence board accountable and push for directors (up to 27 years of service) cultural change • Ende worked constructively and objectively to gain trust, which enabled delivery of independent views incorporated into decision making

• Helped re-focus Board on fiduciary responsibilities to shareholders Negative operating leverage Evaluate Forest Labs for areas of • Audit Committee member Ende due to looming patent potential cost reduction and/or oversaw $350M of cost reduction expirations reallocation of spending initiatives including 1,000 person RIF Myriad legal and regulatory Initiation and proper execution of • Risk Oversight Committee member issues with multiple US comprehensive company-wide Risk Ende oversaw initiation and government authorities Management Program implementation of comprehensive risk management program based on industry best practices Lack of focus in therapeutic Evaluate each business unit for • Ende helped evaluate each of 7 areas potential divestiture or spin-off and business units for potential divestiture re-allocation of resulting capital to or spin-off, eventually divesting three retained units business units with cash reallocated towards share buybacks Unproven business Independent analysis of all • Ende evaluated ROIC of many product development efforts potential in-licensing and in-licensings and company acquisitions acquisition candidates to only move across multiple disease areas and forward on deals with a strongly provided objective and independent positive anticipated ROI views

4

Ende’s experience as a research analyst and medical doctor will also help him add value

• Ende worked as a senior biotechnology and specialty pharma research analyst at Merrill Lynch, Bank of America and Lehman Brothers for 11 years

• During that time, Ende analyzed hundreds of companies on several dimensions:

- Financial statements—Corporate governance

- Operating leverage—Clinical data

- Drug markets—Competitive landscape

- Acquisitions and divestitures—Licensing opportunities

• Ende understands what factors and decisions drive shareholder returns

• Ende’s experience as a medical doctor helps him understand the physician decision-making process with implications for commercialization efforts

Ende’s experiences as a Genzyme director, research analyst and medical doctor make him eminently qualified to serve on the Forest Labs board

5

Icahn nominees on biopharma boards help create value for all shareholders Note: Share price appreciation represents change from day elected to board to most recent price; Excludes companies with market cap < $100M; AMLN=Amylin Pharmaceuticals, ENZN=Enzon Pharmaceuticals, GENZ=Genzyme, BIIB=Biogen Idec, IMCL=ImClone Systems 6 Source: Public documents

Forest Labs will benefit from all Icahn nominees serving as directors

•Denner and Mulligan’s experiences as directors at ImClone Systems and Biogen Idec will enable them to contribute significantly in identifying the path forward for Forest Labs

•Bebchuk’s experiences as a Harvard Law School Professor, governance and compensation expert, and Norilsk Nickel director will enable him to improve Forest Labs’ corporate governance, pay structures, succession arrangements, and compliance programs

•Ende’s experiences as a Genzyme director, research analyst and medical doctor will allow him to provide unique insight into value creation as Forest Labs deals with significant challenges

We would greatly appreciate your support of Denner, Mulligan, Bebchuk and Ende’s candidacies for the benefit of all Forest Labs shareholders 7

VOTE THE GOLD PROXY CARD FOR A POSITIVE CHANGE AT FOREST LABORTATORIES As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may: 1) Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting; 2) Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provided by your broker, bank or other holder of record. 3) Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your broker, bank or other holder of record; or 4) Vote in person by attending the Annual Meeting. Written ballots will be distributed to Stockholders who wish to vote in person at the Annual Meeting. If you hold your shares of Common Stock through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting. If you have any questions or require any assistance in executing your proxy, please call: D.F. King & Co., Inc. Stockholders call toll-free: (800) 697-6975 Banks and Brokerage Firms call: (212) 269-5550 www.fixforest.com